EXHIBIT 99.2

SL Green Realty Corp.
Second Quarter 2006
Supplemental Data
June 30, 2006

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended June 30, 2006 that will subsequently be released on Form 10-Q to be filed on or before August 9, 2006.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-11
Balance Sheets	12-13
Statements of Operations	14
Funds From Operations	15
Statement of Stockholders’ Equity	16
Taxable Income	17
Joint Venture Statements	18-21

Selected Financial Data	22-25

Summary of Debt and Ground Lease Arrangements	26-27

Mortgage Investments and Preferred Equity	28-29

Property Data
Composition of Property Portfolio	30
Top Tenants	31
Tenant Diversification	32
Leasing Activity Summary	33-34
Lease Expiration Schedule	35

Summary of Acquisition/Disposition Activity	36-37
Supplemental Definitions	38
Corporate Information	39

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long-term core properties, investment in opportunistic assets and structured finance investments.  With the formation of Gramercy Capital Corp., or Gramercy, (NYSE: GKK) in 2004, there will be a reduced focus on direct structured finance investments by the Company.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $57.2 million, or $1.22 per share for the second quarter ended June 30, 2006, a 19.6% increase over the same quarter in 2005 when FFO totaled $46.4 million, or $1.02 per share.

Net income available for common stockholders totaled $29.1 million, or $0.65 per share (diluted) for the second quarter ended June 30, 2006. Net income available to common stockholders totaled $56.5 million, or $1.31 per share in the same quarter in 2005.  2005 results include a gain on sale of 1414 Avenue of the Americas ($0.79 per share)

Funds available for distribution, or FAD, for the second quarter 2006 increased to $0.94 per share (diluted) versus $0.69 per share (diluted) in the prior year, a 36.2% increase.

The Company’s dividend payout ratio was 49.2% of FFO and 63.9% of FAD before second cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues increased 30.1% in the second quarter to $132.8 million compared to $102.1 million in the prior year.  The $30.7 million growth in revenue resulted primarily from the following items:

•                  $9.2 million increase from 2006 and 2005 acquisitions,

•                  $10.4 million increase from same-store properties, including $0.3 million relating to assets held for sale reflected in discontinued operations,

•                  $6.0 million increase in other revenue, which was primarily due to fees earned from Gramercy ($3.3 million), and

•                  $5.4 million increase in preferred equity and investment income.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, increased by $14.7 million (23.7%) to $76.9 million.  The following items drove EBITDA improvements:

•                  $6.0 million increase from 2006 and 2005 acquisitions.

•                  $3.4 million increase from same-store properties.

•                  $5.4 million increase in preferred equity and investment income.  The weighted-average structured finance investment balance for the quarter decreased to $409.7 million from $413.6 million in the prior year.  The weighted-average yield for the quarter was 10.3% compared to 10.3% in the prior year.

•                  $2.7 million decrease from reductions in equity in net income from unconsolidated joint ventures primarily due to our investments at 1515 Broadway ($3.2 million), 1250 Broadway ($0.4 million) and 180 Madison Avenue ($0.4 million).  This was partially offset by increases at Gramercy ($1.3 million).

•                  $3.1 million decrease from higher MG&A expense.  This is primarily due to higher compensation costs at GKK

Manager LLC, which is consolidated into the accounts of SL Green.

•                  $5.7 million increase in non-real estate revenues net of expenses, primarily due to fee income from Gramercy ($3.3 million).

FFO before minority interests improved $10.8 million primarily as a result of:

•                  $14.7 million increase in EBITDA,

•                  $0.1 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $3.8 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store second quarter 2006 GAAP NOI increased $3.5 million (8.0%) to $47.0 million compared to the prior year.  Operating margins after ground rent increased from 49.05% to 49.57%.

The $3.5 million increase in GAAP NOI was primarily due to:

•                  $4.4 million (5.9%) increase in rental revenue primarily due to improved leasing,

•                  $2.0 million (15.2%) increase in escalation and reimbursement revenue primarily due to operating expense and real estate tax recoveries,

•                  $0.1 million (24.3%) decrease in other income,

•                  $2.2 million (9.9%) increase in operating expenses, primarily driven by increases in payroll, utilities and insurance costs, and

•                  $0.6 million (3.8%) increase in real estate taxes.

Joint Venture Properties

Joint Venture properties second quarter 2006 GAAP NOI increased $0.1 million (0.5%) to $24.1 million compared to the prior year.  Operating margins after ground rent decreased from 58.76% to 55.86%.

The $0.1 million increase in GAAP NOI was primarily due to:

•                  $0.3 million (1.0%) increase in rental revenue primarily due to improved leasing,

•                  $1.8 million (25.8%) increase in escalation and reimbursement revenue primarily due to electric reimbursements and real estate tax and operating expense recoveries,

•                  $0.4 million (6083.3%) increase in other income,

•                  $0.6 million (8.2%) increase in real estate taxes, and

•                  $1.7 million (18.9%) increase in operating expenses primarily driven by increases in utilities and insurance.

STRUCTURED FINANCE ACTIVITY

As of June 30, 2006, our structured finance and preferred equity investments totaled $334.0 million.  The weighted average balance outstanding for the second quarter of 2006 was $409.7 million.  During the second quarter of 2006 the weighted average yield was 10.31%.

During the second quarter 2006, the Company originated $44.2 million of structured finance investments with an initial yield of 9.74%. This includes an investment in a New York City commercial office property, which Gramercy elected not to make.  In addition, the Company received redemptions totaling approximately $176.5 million that were yielding 10.97%.

In May 2006, Mack-Cali Realty Corporation acquired The Gale Company’s interests in the New Jersey properties constituting the Bellmeade portfolio, which interests are in substantially all of the entities in which the Company had a preferred equity investment. This transaction resulted in the recognition of approximately $4.9 million ($0.10 per share) of fees, promote and other income.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at March 31, 2006 was 892,254 useable square feet net of holdover tenants.  During the quarter, 199,982 additional useable office, retail and storage square feet became available at an average escalated cash rent of $44.27 per rentable square foot.  The Company added 1,841 of available usable square feet in connection with the closing of the 609 Fifth Avenue transaction.  Space available to lease during the quarter totaled 1,094,077 useable square feet, or 5.8% of the total portfolio.

During the second quarter, 57 office leases, including early renewals, were signed totaling 427,862 rentable square feet.  New cash rents averaged $46.40 per rentable square foot.  Replacement rents were 10.3% higher than rents on previously occupied space, which had fully escalated cash rents averaging $42.08 per rentable square foot.  The average lease term was 6.9 years and average tenant concessions were 2.5 months of free rent with a tenant improvement allowance of $24.89 per rentable square foot.

The Company also signed 3 retail and storage leases, including early renewals, for 10,002 rentable square feet.  The average lease term was 10 years and the average tenant concessions were 2.8 months of free rent with a tenant improvement allowance of $9.77 per rentable square foot.

REAL ESTATE ACTIVITY

Real estate investment transactions entered into during the second quarter totaled approximately $545.5 million and included:

-                    In June 2006, the Company acquired an additional 40% ownership interest in the venture that owns 55 Corporate Drive, N.J., increasing our ownership interest to 50%.  This interest is held as a tenant-in-common interest.  Subsequent to this acquisition, which valued the property at $236.0 million, the property was refinanced.  The mortgage was repaid and replaced by a $190.0 million, ten-year interest-only mortgage with a fixed stated interest rate of 5.75%.  The property is net-leased to a single tenant until 2015.

-                    On June 30, 2006, the Company completed the investment in the previously announced transaction involving 609 Fifth Avenue — a mixed-use property that includes New York City’s American Girl Store and approximately 100,000 square feet of Class A office space — in a transaction that valued the property at approximately $182.0 million. The Company issued approximately 64 million preferred units in SL Green Operating Partnership, L.P., valued at $1.00 per unit, to subsidiaries of 609 Partners, LLC, the partnership that indirectly holds the property, and acquired all of its common partnership interests. The property remains subject to a $102.0 million mortgage loan held by Morgan Stanley Mortgage Capital, Inc. The mortgage has a fixed annual interest rate of 5.85% and will mature in October 2013.

-                    In May 2006, the Company entered into a joint venture with Mack-Cali Realty Corporation.  The joint venture, in which the Company has a 50% ownership interest, acquired interests in seven class A office properties, valued at approximately $127.5 million from entities affiliated with The Gale Company in which the Company had a preferred equity investment.  The properties, which encompass approximately 900,000 square feet, are subject to $102.5 million of mortgage loans at an effective interest rate of approximately 7.57%.

Investment In Gramercy Capital Corp.

In May 2006, we purchased 750,000 shares of common stock of Gramercy for approximately $20.1 million in connection with its approximately $80.0 million common stock offering.  At June 30, 2006, the book value of the Company’s investment in Gramercy totaled $116.8 million. Fees earned from various arrangements between the Company and Gramercy totaled approximately $5.4 million for the quarter ended June 30, 2006, including an incentive fee of $1.6 million earned as a result of Gramercy’s FFO exceeding the 9.5% annual return on equity performance threshold.  For the six months ended June 30, 2006, the Company earned $10.2 million in fees from Gramercy.  The Company’s share of FFO generated from its investment in Gramercy totaled approximately $3.7 million and $6.9 million for the three and six months ended June 30, 2006, respectively, compared to $2.2 million and $3.3 million for the same periods in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter ended June 30, 2006, the Company’s MG&A includes approximately $2.6 million of costs associated with Gramercy.

FINANCING/CAPITAL ACTIVITY

In July 2006, the Company sold 2,500,000 shares of its common stock for net proceeds, after deducting underwriting discounts, commissions and transaction expenses, of approximately $269.1 million.  Lehman Brothers acted as sole underwriter for this offering, and was also granted a 30-day option to purchase up to an additional 250,000 shares solely to cover over-allotments.

In April 2006, the Company refinanced the $140.0 million loan on 521 Fifth Avenue with a new $140.0 million five-year loan that bears interest at LIBOR plus 100 basis points. The previous loan bore interest at LIBOR plus 162.5 basis points.

Dividends

On June 14, 2006, the Company declared a dividend of $0.60 per common share for the second quarter 2006.  The dividend was payable July 14, 2006 to stockholders of record on the close of business on June 30, 2006.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $2.40 per common share.

On June 14, 2006, the Company also approved a distribution on it’s Series C preferred stock for the period April 15, 2006 through and including July 14, 2006, of $0.4766 per share, payable July 14, 2006 to stockholders of record on the close of business on June 30, 2006. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

On June 14, 2006, the Company also approved a distribution on it’s Series D preferred stock for the period April 15, 2006 through and including July 14, 2006, of $0.4922 per share, payable July 14, 2006 to stockholders of record on the close of business on June 30, 2006. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

OTHER

Effective July 1, 2006, the consolidated Same-Store Properties will no longer include 286 Madison Avenue, 290 Madison Avenue and 1140 Avenue of the Americas.

SL Green Realty Corp.
Key Financial Data
June 30, 2006
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005

Earnings Per Share
Net income available to common shareholders - diluted	$0.65	$0.54	$0.48	$0.87	$1.31
Funds from operations available to common shareholders - diluted	$1.22	$1.08	$1.02	$1.13	$1.02
Funds available for distribution to common shareholders - diluted	$0.94	$0.80	$0.67	$0.83	$0.69

Common Share Price & Dividends
At the end of the period	$109.47	$101.50	$76.39	$68.18	$64.50
High during period	$109.47	$103.09	$77.14	$70.10	$66.05
Low during period	$95.31	$77.70	$63.80	$64.76	$55.38
Common dividends per share	$0.60	$0.60	$0.60	$0.54	$0.54
FFO Payout Ratio	49.20%	55.53%	58.65%	47.70%	52.99%
FAD Payout Ratio	63.91%	75.40%	89.03%	64.78%	78.57%

Common Shares & Units
Common shares outstanding	43,226	43,133	42,456	41,942	41,830
Units outstanding	2,219	2,263	2,427	2,502	2,512
Total shares and units outstanding	45,445	45,396	44,883	44,444	44,342

Weighted average common shares and units outstanding - basic	45,421	45,169	44,596	44,426	44,303
Weighted average common shares and units outstanding - diluted	46,901	46,608	45,820	45,674	45,505

Market Capitalization
Market value of common equity	$4,974,864	$4,607,694	$3,428,612	$3,030,192	$2,860,059
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	1,853,644	1,693,907	1,542,252	1,626,640	1,493,753
Consolidated market capitalization	$7,086,008	$6,559,101	$5,228,364	$4,914,332	$4,611,312
SLG portion JV debt	1,179,332	1,111,160	1,040,265	911,959	928,334
Combined market capitalization	$8,265,340	$7,670,261	$6,268,629	$5,826,291	$5,539,646

Consolidated debt to market capitalization	26.16%	25.83%	29.50%	33.10%	32.39%
Combined debt to market capitalization	36.70%	36.57%	41.20%	43.57%	43.72%

Consolidated debt service coverage	3.63	3.55	3.53	3.70	3.54
Consolidated fixed charge coverage	2.59	2.45	2.39	2.55	2.40
Combined fixed charge coverage	2.03	1.95	1.93	2.07	2.03

Portfolio Statistics
Directly owned office buildings	23	22	21	21	21
Joint venture office buildings	7	7	7	7	8
	30	29	28	28	29

Directly owned square footage	9,965,000	9,805,000	9,345,000	9,345,000	9,345,000
Joint venture square footage	8,814,900	8,814,900	8,814,900	8,814,900	9,079,900
	18,779,900	18,619,900	18,159,900	18,159,900	18,424,900

Quarter end occupancy-portfolio	95.9%	95.2%	96.7%	96.0%	95.9%
Quarter end occupancy- same store - wholly owned	96.8%	96.1%	96.0%	94.9%	95.3%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	96.9%	96.3%	96.5%	96.0%	96.5%

Supplemental Package Information	Second Quarter 2006

	As of or for the three months ended
	6/30/2006	3/31/2006	12/31/05	9/30/2005	6/30/2005

Selected Balance Sheet Data
Real estate assets before depreciation	$2,634,724	$2,343,714	$2,222,922	$2,183,267	$2,049,820
Investments in unconsolidated joint ventures	$571,418	$533,145	$543,189	$659,860	$638,336
Structured finance investments	$333,989	$466,173	$400,076	$400,049	$396,862

Total Assets	$3,691,952	$3,482,532	$3,309,777	$3,352,330	$3,154,845

Fixed rate & hedged debt	$1,419,065	$1,254,116	$1,255,141	$1,256,095	$1,256,978
Variable rate debt	339,579	439,791	287,111	370,545	236,775
Total consolidated debt	$1,758,644	$1,693,907	$1,542,252	$1,626,640	$1,493,753

Total Liabilities	$2,090,786	$1,893,838	$1,751,275	$1,821,699	$1,668,824

Fixed rate & hedged debt-including SLG portion of JV debt	$1,958,896	$1,768,857	$1,741,225	$1,732,776	$1,756,389
Variable rate debt - including SLG portion of JV debt	979,080	1,036,210	841,292	805,823	665,698
Total combined debt	$2,937,976	$2,805,067	$2,582,517	$2,538,599	$2,422,087

Selected Operating Data
Property operating revenues	$104,004	$97,948	$90,531	$88,049	$83,991
Property operating expenses	53,269	52,824	46,583	46,686	42,665
Property operating NOI	$50,735	$45,124	$43,948	$41,363	$41,326
NOI from discontinued operations	2,079	1,694	2,601	2,055	2,151
Total property operating NOI	$52,814	$46,818	$46,549	$43,418	$43,477

SLG share of Property NOI from JVs	$33,834	$32,130	$31,595	$32,770	$29,813
SLG share of FFO from Gramercy Capital	$3,694	$3,168	$3,205	$2,610	$2,164
Structured finance income	$17,305	$13,479	$11,266	$10,652	$11,925
Other income	$11,475	$9,900	$8,337	$16,897	$6,140

Marketing general & administrative expenses	$13,257	$12,986	$11,965	$13,418	$10,594

Consolidated interest	$22,901	$18,850	$20,100	$20,580	$19,479
Combined interest	$40,088	$34,428	$34,642	$33,487	$29,930
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics
Total office leases signed	57	65	55	58	71
Total office square footage leased	427,862	539,399	963,087	341,458	386,134

Average rent psf	$46.40	$37.74	$46.89	$43.79	$43.49
Escalated rents psf	$42.08	$32.33	$38.99	$41.68	$42.75
Percentage of rent over escalated	10.3%	16.7%	20.3%	5.1%	1.7%
Tenant concession packages psf	$24.89	$12.91	$39.57	$30.74	$14.65
Free rent months	2.5	2.1	6.2	2.7	2.3

COMPARATIVE BALANCE SHEETS

Unaudited
($000’s omitted)

	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
Assets
Commercial real estate properties, at cost:
Land & land interests	$302,821	$270,351	$288,239	$288,080	$264,696
Buildings & improvements fee interest	1,477,106	1,365,554	1,440,584	1,408,858	1,301,193
Buildings & improvements leasehold	703,843	695,601	481,891	474,121	471,723
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$2,495,978	$2,343,714	$2,222,922	$2,183,267	$2,049,820
Less accumulated depreciation	(236,727)	(231,561)	(219,295)	(205,443)	(192,249)
	$2,259,251	$2,112,153	$2,003,627	$1,977,824	$1,857,571
Other Real Estate Investments:
Investment in unconsolidated joint ventures	571,418	533,145	543,189	659,860	638,336
Structured finance investments	333,989	466,173	400,076	400,049	396,862

Assets held for sale	170,173	—	—	—	—
Cash and cash equivalents	14,184	20,535	24,104	14,193	1,978
Restricted cash	61,663	59,489	60,750	56,215	62,136
Tenant and other receivables, net of $12,682 reserve at 6/30/06	27,115	21,011	23,722	21,928	18,011
Related party receivables	8,330	6,329	7,707	3,598	3,978
Deferred rents receivable, net of reserve for tenant credit loss of $9,570 at 6/30/06	81,561	80,249	75,294	73,983	70,064
Deferred costs, net	73,747	77,145	79,428	68,518	60,700
Other assets	90,521	106,303	91,880	76,162	45,209

Total Assets	$3,691,952	$3,482,532	$3,309,777	$3,352,330	$3,154,845

	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005
Liabilities and Stockholders’ Equity
Mortgage notes payable	$1,078,999	$912,262	$885,252	$866,640	$770,023
Unsecured & Secured term loans	525,000	525,000	525,000	525,000	525,000
Revolving credit facilities	54,645	156,645	32,000	135,000	98,730
Derivative Instruments-fair value	—	—	—	—	1,078
Accrued interest	7,991	7,706	7,711	7,589	6,909
Accounts payable and accrued expenses	84,977	69,079	87,390	77,329	66,759
Deferred revenue	49,045	30,759	25,691	25,596	16,406
Capitalized lease obligations	16,325	16,292	16,260	16,228	16,166
Deferred land lease payable	16,625	16,469	16,312	16,179	16,043
Dividend and distributions payable	31,725	31,408	31,103	28,176	28,122
Security deposits	30,075	28,218	24,556	23,962	23,588
Liabilities related to assets held for sale	95,379	—	—	—	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$2,090,786	$1,893,838	$1,751,275	$1,821,699	$1,668,824

Minority interest in other partnerships	37,164	34,693	25,012	14,493	724
Minority interest in operating partnership (2,219 units outstanding) at 6/30/06	67,498	68,982	74,049	76,625	76,061

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 100,000 shares authorized, 43,226 issued and outstanding at 6/30/06	432	431	425	419	418
Additional paid – in capital	991,241	983,144	959,858	936,923	928,900
Accumulated other comprehensive income	20,009	19,750	15,316	13,691	6,118
Retained earnings	236,520	233,392	235,540	240,178	225,498
Total Stockholders’ Equity	$1,496,504	$1,485,019	$1,459,441	$1,439,513	$1,409,236

Total Liabilities and Stockholders’ Equity	$3,691,952	$3,482,532	$3,309,777	$3,352,330	$3,154,845

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited
($000’s omitted)

	Three Months Ended		Three Months Ended	Six Months Ended
	June 30, 2006	June 30, 2005	March 31, 2006	June 30, 2006	June 30, 2005
Revenues
Rental revenue, net	$87,746	$70,974	$82,925	$170,671	$138,397
Escalation and reimbursement revenues	16,258	13,017	15,023	31,281	24,079
Investment income	17,305	11,925	13,479	30,784	23,071
Other income	11,475	6,140	9,900	21,375	12,908
Total Revenues, net	132,784	102,056	121,327	254,111	198,455

Equity in net income from unconsolidated joint ventures	10,596	13,334	9,968	20,564	25,393

Operating expenses	29,258	22,729	29,480	58,738	45,312
Ground rent	4,921	4,825	4,921	9,842	9,253
Real estate taxes	19,090	15,111	18,423	37,513	28,915
Marketing, general and administrative	13,257	10,594	12,986	26,243	18,832
Total Operating Expenses	66,526	53,259	65,810	132,336	102,312

EBITDA	76,854	62,131	65,485	142,339	121,536

Interest	22,901	19,479	18,850	41,751	36,674
Amortization of deferred financing costs	1,242	907	714	1,956	1,700
Depreciation and amortization	17,938	14,430	16,266	34,204	28,016

Income Before Minority Interest and Items	34,773	27,315	29,655	64,428	55,146

Income from discontinued operations	1,786	1,561	1,116	2,901	3,114
Gain on sale of discontinued operations	—	33,864	—	—	33,846
Minority interest	(2,530)	(1,301)	(2,070)	(4,599)	(2,789)
Net Income	34,029	61,439	28,701	62,730	89,317

Dividends on perpetual preferred shares	4,969	4,969	4,969	9,938	9,938

Net Income Available For Common Shareholders	$29,060	$56,470	$23,732	$52,792	$79,379

Earnings per Share
Net income per share (basic)	$0.67	$1.35	$0.55	$1.23	$1.91
Net income per share (diluted)	$0.65	$1.31	$0.54	$1.19	$1.85

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited
($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30, 2006	June 30, 2005	March 31, 2006	June 30, 2006	June 30, 2005
Funds from operations
Net Income before Minority Interests and Items		$34,773	$27,315	$29,655	$64,428	$55,146

Add:	Depreciation and amortization	17,938	14,430	16,266	34,204	28,016
	FFO from discontinued operations	2,079	2,134	1,694	3,773	4,346
	FFO adjustment for joint ventures	7,613	7,651	7,980	15,593	13,733
Less:	Dividends on preferred shares	4,969	4,969	4,969	9,938	9,938
	Non real estate depreciation and amortization	240	189	268	508	370
	Funds From Operations	$57,194	$46,372	$50,358	$107,552	$90,933

	Funds From Operations - Basic per Share	$1.26	$1.05	$1.11	$2.37	$2.06

	Funds From Operations - Diluted per Share	$1.22	$1.02	$1.08	$2.30	$2.01

Funds Available for Distribution
FFO		$57,194	$46,372	$50,358	107,552	90,933

Add:	Non real estate depreciation and amortization	240	189	268	508	370
	Amortization of deferred financing costs	1,242	907	714	1,956	1,700
	Non-cash deferred compensation	2,569	1,064	2,296	4,865	2,047
Less:	FAD adjustment for Joint Ventures	3,618	5,259	2,440	6,058	10,271
	FAD adjustment for discontinued operations	15	5	—	15	97
	Straight-line rental income and other non cash adjustments	5,164	5,068	5,622	10,786	9,915
	Second cycle tenant improvements	6,014	5,240	3,967	9,981	9,388
	Second cycle leasing commissions	785	1,368	3,972	4,757	4,272
	Revenue enhancing recurring CAPEX	—	88	289	289	110
	Non- revenue enhancing recurring CAPEX	1,617	230	259	1,876	306

Funds Available for Distribution		$44,032	$31,274	$37,087	$81,119	$60,692
	Diluted per Share	$0.94	$0.69	$0.80	$1.73	$1.34

First Cycle Leasing Costs
	Tenant improvements	824	1,120	1,391	2,215	1,258
	Leasing commissions	465	1,773	3,073	3,538	2,668

Funds Available for Distribution after First Cycle Leasing Costs		$42,743	$28,381	$32,623	$75,366	$56,766

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.91	$0.62	$0.70	$1.61	$1.25

Redevelopment Costs		4,113	$2,408	$1,936	$6,049	$2,837

Payout Ratio of Funds From Operations		49.20%	52.99%	55.53%	52.19%	53.82%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		63.91%	78.57%	75.40%	69.19%	80.63%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Unaudited
($000’s omitted)

	Series C Preferred Stock	Series D Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	TOTAL

Balance at December 31, 2005	$151,981	$96,321	$425	$959,858	$235,540	$15,316	$1,459,441

Net Income					62,730		62,730
Preferred Dividend					(9,938)		(9,938)
Exercise of employee stock options and redemption of units			5	19,351			19,356
Stock-based compensation fair value				2,076			2,076
Cash distributions declared ($1.20 per common share)					(51,812)		(51,812)
Comprehensive Income - Unrealized gain of derivative instruments						4,693	4,693
Dividend reinvestment plan			1	4,770			4,771
Deferred compensation plan			1	320			321
Amortization of deferred compensation				4,866			4,866
Balance at June 30, 2006	$151,981	$96,321	$432	$991,241	$236,520	$20,009	$1,496,504

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2005	42,455,829	2,426,786	—	44,882,615	—	44,882,615

YTD share activity	770,535	(208,261)		562,274		562,274
Share Count at June 30, 2006 - Basic	43,226,364	2,218,525	—	45,444,889	—	45,444,889

Weighting Factor	(200,467)	51,684	1,479,326	1,330,543		1,330,543
Weighted Average Share Count at June 30, 2006 - Diluted	43,025,897	2,270,209	1,479,326	46,775,432	—	46,775,432

TAXABLE INCOME Unaudited ($000’s omitted)

	Six Months Ended
	June 30,	June 30,
	2006	2005

Net Income Available For Common Shareholders	$52,792	$79,379
Book/Tax Depreciation Adjustment	8,294	4,420
Book/Tax Gain Recognition Adjustment	—	(23,725)
Book/Tax JV Net equity adjustment	13,148	12,122
Other Operating Adjustments	(18,434)	(25,272)
C-corp Earnings	(2,618)	(1,811)
Taxable Income (Projected)	$53,182	$45,113

Dividend per share	$1.20	$1.08
Estimated payout of taxable income	98%	100%

Shares outstanding - basic	43,226	41,830

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, 1370 Broadway,1412 Broadway, 17 Battery Place North and 1466 Broadway through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in One Park Avenue.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	June 30, 2006		June 30, 2005
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$647,117	$292,830	$631,505	$289,881
Buildings & improvements fee interest	2,879,687	1,301,781	2,620,274	1,204,110
Buildings & improvements leasehold	21,838	9,827	—	—
	3,548,642	1,604,438	3,251,779	1,493,991
Less accumulated depreciation	(186,113)	(87,898)	(122,697)	(59,000)

Net Real Estate	3,362,529	1,516,540	3,129,082	1,434,991

Cash and cash equivalents	103,538	47,039	64,905	28,847
Restricted cash	25,540	12,505	26,250	11,511
Tenant receivables, net of $1,941reserve at 6/30/06	13,045	6,684	4,876	2,659
Deferred rents receivable, net of reserve for tenant credit loss of $2,197at 6/30/06	65,544	31,918	46,528	22,988
Deferred costs, net	78,038	33,564	47,561	23,410
Other assets	30,919	14,435	25,159	11,206

Total Assets	$3,679,153	$1,662,685	$3,344,361	$1,535,612

Mortgage loans payable	$2,572,643	$1,179,332	$1,981,250	$928,334
Derivative Instruments-fair value	—	—	25	14
Accrued interest payable	12,037	5,342	7,605	3,497
Accounts payable and accrued expenses	59,566	27,156	58,290	26,252
Security deposits	7,530	3,571	8,088	3,886
Contributed Capital (1)	1,027,377	447,284	1,289,103	573,629

Total Liabilities and Equity	$3,679,153	$1,662,685	$3,344,361	$1,535,612

As of June 30, 2006 the Company has ten unconsolidated joint venture interests including a 55% interest in 1250 Broadway, a 50% interest in 100 Park Avenue, a 16.67% interest in 1 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005,  a 45% interest in 1221 Avenue of the Americas,  a 50% economic interest in 485 Lexington Avenue increased from 30% in January 2006, a 55% interest in the South Building of 1 Madison Avenue, a 30% interest in the Clock Tower of 1 Madison Avenue, a 45% interest in 379 West Broadway and a 50% interest in the Mack - Green Joint Venture. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following four joint ventures including a 50% interest in 1551/1555 Broadway and 21 West 34th Street, a 50% interest in 141 Fifth Avenue, a 45% interest in 1604 Broadway and a 50% interest in 25-29 West 34th Street.

(1)          Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

			Three Months Ended
	Three Months Ended June 30, 2006		March 31, 2006	Three Months Ended June 30, 2005
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$90,504	$44,459	$42,590	$85,779	$39,467
Escalation and reimbursement revenues	17,880	9,025	9,052	13,921	6,622
Investment and other income	1,711	835	978	381	253
Total Revenues, net	$110,095	$54,319	$52,620	$100,081	$46,342

Expenses
Operating expenses	$24,033	$11,835	$11,977	$19,916	$9,184
Ground rent	225	101	101	—	—
Real estate taxes	17,604	8,549	8,412	15,917	7,345
Total Operating Expenses	$41,862	$20,485	$20,490	$35,833	$16,529

GAAP NOI	$68,233	$33,834	$32,130	$64,248	$29,813
Cash NOI	$60,482	$30,533	$29,394	$56,694	$26,159

Interest	33,355	17,187	15,578	23,196	10,451
Amortization of deferred financing costs	1,379	760	771	1,144	540
Depreciation and amortization	17,556	8,491	8,452	16,274	7,351

Net Income	$15,943	$7,396	$7,329	$23,634	$11,471

Plus: Real estate depreciation	17,556	8,491	8,452	16,274	7,351
Funds From Operations	$33,499	$15,887	$15,781	$39,908	$18,822

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$1,379	$760	$771	$1,144	$540
Less: Straight-line rental income and other non-cash adjustments	(7,748)	(3,302)	(2,733)	(7,553)	(3,653)
Less: Second cycle tenant improvement	(1,267)	(569)	(402)	(4,379)	(1,746)
Less: Second cycle leasing commissions	(255)	(128)	(59)	(805)	(343)
Less: Recurring CAPEX	(669)	(379)	(17)	(110)	(57)
FAD Adjustment	$(8,560)	$(3,618)	$(2,440)	$(11,703)	$(5,259)

	Six Months Ended June 30, 2006		Six Months Ended June 30, 2005
		SLG		SLG
	Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net	$178,960	$87,049	$161,411	$73,378
Escalation and reimbursement revenues	36,872	18,077	27,873	13,148
Investment and other income	3,572	1,813	674	414
Total Revenues, net	$219,404	$106,939	$189,958	$86,940

Expenses
Operating expenses	$48,757	$23,812	$40,800	$18,930
Ground rent	450	202	—	—
Real estate taxes	35,021	16,961	31,831	14,670
Total Operating Expenses	$84,228	$40,975	$72,631	$33,600

GAAP NOI	$135,176	$65,964	$117,327	$53,340
Cash NOI	$120,431	$59,927	$103,165	$46,702

Interest	63,816	32,765	38,296	16,507
Amortization of deferred financing costs	2,812	1,531	2,156	1,013
Depreciation and amortization	35,209	16,943	30,133	13,432

Net Income	$33,339	$14,725	$46,742	$22,388

Plus: Real estate depreciation	35,209	16,943	30,133	13,432
Funds From Operations	$68,548	$31,668	$76,875	$35,820

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$2,812	$1,531	$2,156	$1,013
Less: Straight-line rental income and other non-cash adjustments	(14,740)	(6,035)	(14,061)	(6,636)
Less: Second cycle tenant improvement	(2,094)	(971)	(5,771)	(2,412)
Less: Second cycle leasing commissions	(452)	(187)	(4,175)	(2,159)
Less: Recurring CAPEX	(719)	(396)	(146)	(77)
FAD Adjustment	$(15,193)	$(6,058)	$(21,997)	$(10,271)

Gramercy Joint Venture Statements Unaudited ($000’s omitted)

Balance Sheets

	June 30,	March 31,
	2006	2006
Assets
Cash	$38,055	$46,001
Loans and other lending investments, net	1,655,566	1,543,643
Investment in joint ventures	59,243	57,373
Operating real estate, net	83,988	53,059
Other assets	130,784	103,568
Total Assets	$1,967,636	$1,803,644

Liabilities and Stockholders’ Equity
Repurchase agreement	$393,170	$377,193
Collateralized debt obligation	810,500	810,500
Mortgage note payable	94,525	41,000
Other liabilities	61,153	43,560
Junior subordinated deferrable interest debentures	150,000	150,000
Total Liabilities	1,509,348	1,422,253

Minority interest in operating real estate		5,000

Stockholders’ Equity
Total stockholders’ equity	458,288	376,391

Total Liabilities and Stockholders’ Equity	$1,967,636	$1,803,644

Total Outstanding Shares	25,818	22,818

Total SLG Shares	6,418	5,668

SLG Investment in Gramercy at Cost	$113,682	$93,619

Income Statements

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Revenues
Investment Income	$39,134	$15,689	$71,013	$25,939
Rental Revenue - net	—	—	914	—
Other income	4,371	3,069	8,568	3,509
Total revenues	43,505	18,758	80,495	29,448

Expenses
Interest	20,777	6,264	38,499	9,065
Management fees	3,861	1,870	7,384	3,538
Incentive fees	1,578	—	2,771	—
Depreciation and amortization	228	106	683	128
Marketing, general and administrative	2,779	1,632	5,549	3,266
Provision for loan loss	500	525	500	525
Total expenses	29,723	10,397	55,386	16,522

Income from continuing operations before equity in net loss of unconsolidated joint ventures, minority interest and taxes	13,782	8,361	25,109	12,926
Equity in net loss of unconsolidated joint ventures	(630)	(404)	(1,357)	(404)
Income from continuing operations before minority interest and taxes	13,152	7,957	23,752	12,522

Provision for taxes	(335)	(500)	(382)	(500)
Net income available to common shareholders	12,817	7,457	23,370	12,022
Plus: Real estate depreciation	1,978	1,199	4,096	1,199
FFO	$14,795	$8,656	$27,466	$13,221

SLG share of net income	$3,200	$1,864	$5,840	$3,006

SLG share of FFO	$3,694	$2,164	$6,862	$3,307

GKK Manager

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Base management income	$2,501	$1,326	$4,737	$2,531
Other fee income	2,084	—	3,776	750
Marketing, general and administrative expenses	(1,989)	(1,243)	(3,935)	(2,651)
Net Income before minority interest	2,596	83	4,578	630
Less: minority interest	(896)	(18)	(1,565)	(153)
SLG share of GKK Manager net income	1,700	65	3,013	477
Servicing and administrative reimbursements	861	544	1,643	1,007
Net management income and reimbursements from Gramercy	$2,561	$609	$4,656	$1,484

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	6/30/2006		3/31/2006	12/31/2005	9/30/2005	6/30/2005
Market Capitalization
Common Equity:
Common Shares Outstanding	43,226		43,133	42,456	41,942	41,830
OP Units Outstanding	2,219		2,263	2,427	2,502	2,512
Total Common Equity (Shares and Units)	45,445		45,396	44,883	44,444	44,342
Share Price (End of Period)	$109.47		$101.50	$76.39	$68.18	$64.50
Equity Market Value	$4,974,864		$4,607,694	$3,428,612	$3,030,192	$2,860,059

Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	1,078,999		912,262	885,252	866,640	770,023
Outstanding Balance on - Term Loans	525,000		525,000	525,000	525,000	525,000
Outstanding Balance on – Secured Credit Line	—		—	—	—	67,000
Outstanding Balance on – Unsecured Credit Line	54,645		156,645	32,000	135,000	31,730
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Liability held for sale	95,000		—	—	—	—
Total Consolidated Debt	1,853,644		1,693,907	1,542,252	1,626,640	1,493,753
Company’s Portion of Joint Venture Debt	1,179,332		1,111,160	1,040,265	911,959	928,334
Total Combined Debt	3,032,976		2,805,067	2,582,517	2,538,599	2,422,087

Total Market Cap (Debt & Equity)	$8,265,340		$7,670,261	$6,268,629	$5,826,291	$5,539,646

Availability under Lines of Credit
Senior Unsecured Line of Credit(A)	431,837	(A)	329,275	453,920	359,612	264,270
Term Loans	—		—	—	—	—
Secured Line of Credit	—		—	—	—	58,000
Total Availability	$431,837		$329,275	$453,920	$359,612	$322,270

(A) As reduced by $13,518 letter of credit

Combined Capitalized Interest	$4,342	$4,291	$2,388	$2,161	$1,016

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	26.16%	25.83%	29.50%	33.10%	32.39%
Debt to Gross Real Estate Book Ratio (1)	69.79%	72.65%	69.76%	74.92%	70.02%
Secured Real Estate Debt to Secured Assets Gross Book (1)	74.76%	72.62%	75.60%	75.41%	75.39%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	44.60%	54.55%	44.28%	55.21%	45.26%

Joint Ventures Allocated
Combined Debt to Market Cap Ratio	36.70%	36.57%	41.20%	43.57%	43.72%
Debt to Gross Real Estate Book Ratio (1)	74.19%	72.37%	69.82%	69.46%	66.69%
Secured Debt to Secured Assets Gross Book (1), (2)	74.13%	72.25%	72.17%	67.56%	67.52%

(1)  Excludes property level capital obligations.

(2)  Secured debt ratio includes only property level secured debt.

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Six Months Ended
		June 30,	June 30,	March 31,	June 30,	June 30,
		2006	2005	2006	2006	2005
	Property NOI

	Property Operating NOI	$50,735	$41,326	$45,124	$95,859	$78,996
	NOI from Discontinued Operations	2,079	2,151	1,694	3,773	4,535
	Total Property Operating NOI - Consolidated	52,814	43,477	46,818	99,632	83,531
	SLG share of Property NOI from JVs	33,834	29,813	32,130	65,964	53,340
	GAAP NOI	$86,648	$73,290	$78,948	$165,596	$136,871

Less:	Free Rent (Net of Amortization)	1,742	4,033	2,221	3,963	7,746
	Net FAS 141 Adjustment	1,052	639	789	1,841	1,332
	Straightline Revenue Adjustment	6,693	5,426	6,358	13,051	10,142

Plus:	Allowance for S/L tenant credit loss	951	1,245	933	1,884	2,543
	Ground Lease Straight-line Adjustment	157	160	157	314	320
	Cash NOI	$78,269	$64,597	$70,670	$148,939	$120,514

	Components of Debt Service and Fixed Charges

	Interest Expense	23,093	19,655	19,039	42,132	37,292
	Fixed Amortization Principal Payments	941	793	1,025	1,966	1,688
	Total Consolidated Debt Service	24,034	20,448	20,064	44,098	38,980

	Payments under Ground Lease Arrangements	4,851	4,752	4,851	9,702	9,108
	Dividend on perpetual preferred shares	4,969	4,969	4,969	9,938	9,938
	Total Consolidated Fixed Charges	33,854	30,169	29,884	63,738	58,026

	Adjusted EBITDA	88,942	72,402	78,102	167,044	140,060
	Interest Coverage Ratio	3.77	3.68	3.72	3.75	3.76
	Debt Service Coverage Ratio	3.63	3.54	3.55	3.59	3.59
	Fixed Charge Coverage Ratio	2.59	2.40	2.45	2.52	2.41

SELECTED FINANCIAL DATA
2006 Same Store - Consolidated
Unaudited
($000’s omitted)

		Three Months Ended			Three Months Ended	Six Months Ended
		June 30, 2006	June 30, 2005%		March 31, 2006	June 30, 2006	June 30, 2005%
Revenues
	Rental Revenue, net	79,052	74,658	6%	77,872	156,925	148,558	6%
	Escalation & Reimbursement Revenues	14,865	12,899	15%	14,252	29,117	24,213	20%
	Investment Income	313	154	103%	227	543	300	81%
	Other Income	388	388	0%	2,326	2,711	1,729	57%
	Total Revenues	94,618	88,099	7%	94,677	189,296	174,800	8%
Expenses
	Operating Expense	24,582	22,377	10%	25,828	50,410	45,910	10%
	Ground Rent	4,912	4,912	0%	4,912	9,824	9,427	4%
	Real Estate Taxes	17,600	16,953	4%	17,742	35,343	33,080	7%
		47,094	44,242	6%	48,482	95,577	88,417	8%

	EBITDA	47,524	43,857	8%	46,195	93,719	86,383	8%

	Interest Expense & Amortization of Financing costs	11,018	10,745	3%	10,954	21,972	21,022	5%
	Depreciation & Amortization	14,267	13,293	7%	14,312	28,580	26,381	8%

	Income Before Minority Interest	22,239	19,819	12%	20,929	43,167	38,980	11%
Plus:	Real Estate Depreciation & Amortization	14,257	13,282	7%	14,302	28,559	26,359	8%

	FFO	36,496	33,101	10%	35,231	71,726	65,339	10%

Less:	Non – Building Revenue	545	336	62%	395	940	708	33%

Plus:	Interest Expense & Amortization of Financing costs	11,018	10,745	3%	10,954	21,972	21,022	5%
	Non Real Estate Depreciation	10	11	-9%	10	20	22	-9%
	GAAP NOI	46,979	43,521	8%	45,800	92,778	85,675	8%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,467	2,805	-48%	1,998	3,466	5,271	-34%
	Straightline Revenue Adjustment	3,190	2,612	22%	3,273	6,464	5,428	19%
	Rental Income - FAS 141	289	289	0%	285	574	574	0%
Plus:	Allowance for S/L tenant credit loss	697	960	-27%	680	1,377	1,910	-28%
	Ground Lease Straight-line Adjustment	87	160	-46%	87	174	320	-46%
	Cash NOI	42,817	38,935	10%	41,011	83,825	76,632	9%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	49.57%	49.05%		48.23%	48.90%	48.68%
	Cash NOI to Real Estate Revenue, net	45.18%	43.88%		43.19%	44.18%	43.54%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	54.75%	54.59%		53.40%	54.08%	54.03%
	Cash NOI before Ground Rent/Real Estate Revenue, net	50.27%	49.24%		48.27%	49.27%	48.71%

SELECTED FINANCIAL DATA
2006 Same Store - Joint Venture
Unaudited
($000’s omitted)

		Three Months Ended			Six Months Ended
		June 30, 2006	June 30, 2005%		June 30, 2006	June 30, 2005%
Revenues
	Rental Revenue, net	34,126	33,805	1%	67,564	66,681	1%
	Escalation & Reimbursement Revenues	8,600	6,836	26%	17,253	13,594	27%
	Investment Income	325	96	238%	659	159	315%
	Other Income	376	11	3452%	809	59	1282%
	Total Revenues	43,426	40,747	7%	86,285	80,492	7%
Expenses
	Operating Expense	10,815	9,097	19%	22,055	18,748	18%
	Ground Rent	—	—		—	—
	Real Estate Taxes	8,149	7,531	8%	16,277	15,005	8%
		18,964	16,629	14%	38,332	33,753	14%

	EBITDA	24,463	24,118	1%	47,953	46,739	3%

	Interest Expense & Amortization of Financing costs	10,992	6,295	75%	21,032	12,070	74%
	Depreciation & Amortization	6,044	5,813	4%	12,035	11,433	5%

	Income Before Minority Interest	7,426	12,010	-38%	14,886	23,236	-36%
Plus:	Real Estate Depreciation & Amortization	6,044	5,813	4%	12,035	11,432	5%

	FFO	13,470	17,823	-24%	26,921	34,668	-22%

Less:	Non – Building Revenue	330	101	227%	670	167	301%

Plus:	Interest Expense & Amortization of Financing costs	10,992	6,295	75%	21,032	12,070	74%
	Non Real Estate Depreciation	0	0	0%	—	1	-100%
	GAAP NOI	24,133	24,017	0%	47,283	46,572	2%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	(218)	1,344	-116%	(369)	2,660	-114%
	Straightline Revenue Adjustment	1,226	1,630	-25%	2,431	3,400	-29%
	FAS 141	245	245	0%	489	489	0%
Plus:	Allowance for S/L tenant credit loss	105	229	-54%	229	547	-58%
	Ground Lease Straight-line Adjustment	—	—		—	—
	Cash NOI	22,985	21,028	9%	44,961	40,569	11%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	55.86%	58.76%		55.08%	57.59%
	Cash NOI to Real Estate Revenue, net	53.20%	51.45%		52.38%	50.17%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	55.86%	58.76%		55.08%	57.59%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.20%	51.45%		52.38%	50.17%

DEBT SUMMARY SCHEDULE
Unaudited
($000’s omitted)

	Principal O/S Outstanding 6/30/2006 (5)	Coupon	2006 Principal Repayment	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	74,386	8.29%	803	Oct-07	73,341	—	Open
673 First Avenue	34,147	5.67%	657	Feb-13	28,984	—	Feb-06
70 W. 36th Street	11,307	7.87%	214	May-09	10,629	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15	120,000	—	Mar-15
220 E 42nd Street	210,000	5.24%	—	Nov-13	182,394	—	Dec-06
420 Lexington Avenue	116,334	8.44%	2,284	Nov-10	104,691	—	Open
625 Madision Avenue	102,000	6.27%	166	Nov-15	78,595	—	Open
609 Fifth Avenue	102,000	5.85%	209	Oct-13	91,342	—	Jul-13

	770,174	6.25%	4,333		689,976

Secured fixed Rate Debt-Other
Wells Fargo Secured Term Loan (Libor + 125 bps) (1)	160,000	5.09%	—	May-10	160,000	—	—
609 Partners, LLC	63,891	5.00%	—	Jun-09	63,891	—	Jun-08
	223,891	5.06%	—		223,891
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap + 125bps) (2)	325,000	4.64%	—	Aug-09	325,000	—	Aug-07
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jul-15	100,000	—	—
	425,000	4.87%	—		425,000

Total Fixed Rate Debt/Wtd Avg	1,419,065	5.65%	4,333		1,338,867
Floating rate Debt
Secured floating rate debt
Wells Fargo Secured Term Loan (Libor + 125 bps)	40,000	6.27%	—	May-10	40,000	—	—
1551/1555 Broadway & 21 W. 34th Street (Libor + 200 bps) (3)	94,630	6.98%	—	Aug-08	94,630	—	Open
141 Fifth Avenue (Libor + 225 bps) (3)	10,304	7.31%	—	Sep-07	10,304	Sep-10	—
521 Fifth Avenue (Libor + 100 bps)	140,000	5.99%	—	Apr-11	140,000	—	Open

	284,934	6.41%	—		284,934

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 95 bps)	54,645	6.03%	—	Aug-08	54,645	Aug-09	Open
	54,645	6.03%	—		54,645

Total Floating Rate Debt/Wtd Avg	339,579	6.35%	—		339,579

Total Debt/Wtd Avg	1,758,644	5.79%	4,333		1,678,446

Weighted Average Balance & Interest Rate	1,671,413	5.84%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
1250 Broadway (Libor + 120bps)	115,000	63,250	6.19%	—	Aug-06	63,250	Aug-09	Open
1221 Avenue of Americas (Libor + 75bps) (4)	170,000	76,500	5.71%	—	Dec-10	76,500	Dec-08	Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	5.96%	—	Nov-07	343,750	Jul-09	Open
1 Park Avenue	238,500	39,830	5.80%	—	May-14	39,830	—	Open
100 Park Avenue (3)	175,000	87,325	6.52%	—	Nov-15	63,626	—	Open
485 Lexington Ave (Libor + 135bps)	321,149	96,345	6.33%	—	Jan-09	96,345	Jul-09	Open
1 Madison Avenue - South Building	686,035	377,319	5.91%	2,536	May-20	220,755	—	Jun-20
1 Madison Avenue - Clock Tower (Libor + 160bps)	126,621	37,986	6.63%	—	Nov-07	37,986	Nov-08	Nov-06
379 West Broadway (Libor + 225bps) (3)	12,838	5,777	7.31%	—	Dec-07	5,777	Dec-10	—
Mack - Green Joint Venture	102,500	51,250	7.57%	254	May-08 & Aug-14	47,290	—	—

Total Joint Venture Debt/Wtd Avg	2,572,643	1,179,332	6.10%	2,790		995,109

Weighted Average Balance & Interest Rate with SLG JV debt		2,825,760	5.94%

(1)          There is a LIBOR swap on this loan of 4.65% from May 2006 through December 2008.

(2)          WF term loan consists of three tranches which mature in June 2008 and a fourth tranch which matures in August 2009. The blended rates on the step -up swaps for this loan are as follows: 3.57% on $100mm, 3.51% on $35mm, 3.95% on $65mm, and 4.21% on $125mm.

(3)          Committed amount for 1551/1555 Broadway and 21 West 34th Street is $112.7mm, for 141 Fifth Avenue is $12.58mm, for 1 Madison Avenue is $205.1mm , for 100 Park is $175mm and for 379 West Broadway is $13.25mm.

(4)          There is a LIBOR swap of 4.76% on $65mm of this loan.

(5)          55 Corporate Drive is exclude from this schedule since the property is classified as property held for sale.

SUMMARY OF GROUND LEASE ARRANGEMENTS
Consolidated Statement (REIT)
($000’s omitted)

Property	2006 Scheduled Cash Payment	2007 Scheduled Cash Payment	2008 Scheduled Cash Payment	2009 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	15,545	2037
1140 Avenue of Americas (2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	894	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(6)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(7)
1604 Broadway (2)	2,350	2,350	2,350	2,350	186	2021	(8)

Total	21,045	21,045	21,045	21,045	16,625

Capitalized Lease
673 First Avenue	1,416	1,416	1,416	1,416	16,325	2037

(1) Per the balance sheet at June 30, 2006

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4) Subject to renewal at the Company’s option through 2029.

(5) Excludes portion payable to SL Green as owner of 50% leasehold.

(6) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(7) Subject to renewal at the Company’s option through 2054.

(8) Subject to renewal at the Company’s option through 2036.The Company has a 45% interest in this property.

STRUCTURED FINANCE
($000’s omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter	Current Yield	Libor Rate

3/31/2005	375,099	363,189	10.43%	10.69%	2.87%

Originations/Accretion (1)	58,250
Preferred Equity	6,125
Redemptions /Amortization	(42,612)
6/30/2005	396,862	413,571	10.27%	10.26%	3.34%

Originations/Accretion (1)	—
Preferred Equity	58,000
Redemptions /Amortization	(54,813)
9/30/2005	400,049	398,433	10.26%	10.34%	3.86%

Originations/Accretion (1)	152
Preferred Equity	—
Redemptions /Amortization	(125)
12/31/2005	400,076	399,889	10.43%	10.44%	4.39%

Originations/Accretion (1)	61,127
Preferred Equity	5,000
Redemptions /Amortization	(30)
3/31/2006	466,173	453,085	10.27%	10.57%	4.83%

Originations/Accretion (1)	37,282
Preferred Equity	7,000
Redemptions /Amortization	(176,466)
6/30/2006	333,989	409,728	10.31%	10.04%	5.33%

(1) Accretion includes original issue discounts and compounding investment income.

STRUCTURED FINANCE

($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

Junior Mortgage Participation	$90,808	$895,500	$244	11.01%	10.78%

Mezzanine Debt	$148,659	$697,000	$348	8.88%	8.72%

Preferred Equity	$94,522	$2,718,724	$124	11.50%	11.35%

Balance as of 6/30/06	$333,989	$4,311,224	$235	10.31%	10.04%

Current Maturity Profile (2)

(1) Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 7.7 years.

SELECTED PROPERTY DATA

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Jun-06	Mar-06	Dec-05	Sep-05	Jun-05	Rent ($’s)	100%	SLG	Tenants
PROPERTIES 100% OWNED
“Same Store”				%	%	%	%	%	%	$	%	%
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	98.6	100.0	97.1	97.1	97.1	9,281,340	2	2	25
110 East 42nd Street	Grand Central North	Fee Interest	181,000	1	96.7	94.5	96.5	89.6	91.3	6,792,036	2	1	28
125 Broad Street	Downtown	Fee Interest	525,000	3	100.0	100.0	100.0	100.0	100.0	18,452,868	5	3	4
1372 Broadway	Garment	Fee Interest	508,000	3	85.7	86.4	84.1	84.1	99.2	15,985,092	4	3	24
220 East 42nd Street	Midtown	Fee Interest	1,135,000	6	100.0	99.5	99.5	99.6	99.0	39,954,264	10	7	38
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	100.0	100.0	99.8	98.8	96.9	4,180,440	1	1	39
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	100.0	1,444,440	0	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	99.7	99.7	99.7	99.7	99.7	7,793,100	2	1	20
317 Madison Avenue	Grand Central	Fee Interest	450,000	2	94.6	93.7	93.7	86.4	85.2	18,306,432	5	3	89
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	6	98.0	97.4	97.1	97.0	96.5	53,598,960	13	9	256
440 Ninth Avenue	Garment	Fee Interest	339,000	2	99.4	99.4	100.0	100.0	100.0	10,444,152	3	2	13
461 Fifth Avenue	Midtown	Leasehold Interest	200,000	1	87.6	89.7	89.7	89.7	89.7	10,540,776	3	2	16
470 Park Avenue South	Park Avenue South/Flatiron	Fee Interest	260,000	1	100.0	96.9	93.8	93.1	93.8	10,092,780	3	2	29
555 West 57th Street	Midtown West	Fee Interest	941,000	5	99.9	100.0	100.0	100.0	100.0	27,296,832	7	5	16
625 Madison Avenue	Plaza District	Leasehold Interest	563,000	3	99.0	91.7	91.7	83.3	77.0	38,334,696	10	6	38
673 First Avenue	Grand Central South	Leasehold Interest	422,000	2	82.7	77.8	77.8	77.8	80.8	11,608,368	3	2	11
70 West 36th Street	Garment	Fee Interest	151,000	1	96.0	95.2	96.1	96.7	96.7	4,247,292	1	1	28
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	3	96.1	100.0	100.0	99.3	98.7	22,336,644	6	4	19
750 Third Avenue	Grand Central North	Fee Interest	780,000	4	98.0	98.0	100.0	100.0	100.0	34,391,316	9	6	18
Subtotal / Weighted Average			8,694,000	46	96.8	96.1	96.0	94.9	95.3	$345,081,828	87	58	715

Adjustments
19 West 44th Street	Midtown	Fee Interest	292,000	2	98.5	98.1	96.8	95.8	92.2	10,687,332	3	2	67
28 West 44th Street	Midtown	Fee Interest	359,000	2	96.2	95.0	94.2	93.1	84.9	12,697,776	3	2	74
521 Fifth Avenue	Midtown	Leasehold Interest	460,000	2	94.2	97.4	—	—	—	16,844,448	4	3	50
609 Fifth Avenue	Midtown	Fee Interest	160,000	1	98.5	—	—	—	—	13,592,000	3	2	22
Subtotal / Weighted Average			1,271,000	7	96.3	96.8	95.4	94.3	88.2	$53,821,556	13	9	213

Total / Weighted Average Properties 100% Owned			9,965,000	53	96.8	96.2	96.0	94.9	94.8	$398,903,384	100	67	928

PROPERTIES < 100% OWNED (Unconsolidated)
“Same Store”
1 Park Avenue - 16.7%	Grand Central	Fee Interest	913,000	5	97.8	97.8	97.8	97.8	97.8	36,245,748		1	18
1250 Broadway - 55%	Penn Station	Fee Interest	670,000	4	95.5	95.8	95.8	95.5	95.3	22,593,192		2	36
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	9	99.6	100.0	100.0	100.0	99.6	81,780,972		9	11
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	4	93.8	89.7	92.7	92.7	91.5	34,389,960		3	38
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	2,550,000	14	96.6	96.5	96.5	96.2	97.7	128,126,532		10	24
Subtotal / Weighted Average			6,717,000	36	97.1	96.7	97.0	96.9	96.7	$303,136,404		25	127

Adjustments
485 Lexington Avenue - 30%	Grand Central North	Fee Interest	921,000	5	74.1	71.2	100.0	100.0	100.0	32,451,672		3	7
1 Madison Avenue - 55%	Park Avenue South	Fee Interest	1,176,900	6	98.6	97.5	97.5	97.5	95.5	55,341,012		5	3
Subtotal / Weighted Average			2,097,900	11	87.8	86.0	98.6	98.6	97.5	$87,792,684		8	10

Total / Weighted Average Properties Less Than 100% Owned			8,814,900	47	94.9	94.1	97.4	97.3	96.9	$390,929,088		33	137

Grand Total / Weighted Average			18,779,900	100	95.9	95.2	96.7	96.0	95.9	$789,832,472			1,065
Grand Total - SLG share of Annualized Rent										$594,877,067		100

Same Store Occupancy % - Combined			15,411,000	82	96.9	96.3	96.5	96.0	96.5

(1) Including Ownership of 50% in Building Fee.

RETAIL & DEVELOPMENT PROPERTIES
1 Madison Avenue - Clock Tower - 30%	Park Avenue South	Fee Interest	220,000	50	—	—	—	—	—	N/A	N/A	N/A	N/A
1551-1555 Broadway - 50%	Times Square	Fee Interest	23,600	5	—	—	—	—	—	N/A	N/A	N/A	N/A
1604 Broadway - 45%	Times Square	Leasehold Interest	41,100	9	17.2	17.2	17.2	—	—	2,138,040	26	12	2
21 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	20,100	5	25.0	25.0	100.0	—	—	577,572	7	4	1
25-27 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	21,700	5	30.7	30.7	—	—	—	943,788	12	6	3
29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	29,300	7	74.4	74.4	—	—	—	1,044,852	13	6	7
379 West Broadway - 45%	Cast Iron/Soho	Leasehold Interest	62,006	14	100.0	100.0	100.0	—	—	2,674,500	33	15	7
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	21,500	5	100.0	100.0	100.0	100.0	—	753,132	9	5	4
Total / Weighted Average Retail/Development Properties			439,306	100	N/A	N/A	N/A	N/A	—	8,131,884	100	47	24

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

								% of
			Total			% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized	PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)	Annualized	Rent	Rent($)	Rent	Rating (1)

Viacom International, Inc.	1515 Broadway	2008, 2010, 2012, 2013 & 2015	1,375,776	$68,068,908	$49.48	8.6%	$46,593,168	7.8%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,123,879	53,923,716	$47.98	6.8%	29,658,044	5.0%	A+
Citigroup, N.A.	125 Broad Street, 1 Park Avenue, 750 Third Avenue & 485 Lexington Avenue	2007, 2010 & 2017	645,896	27,891,876	$43.18	3.5%	19,847,813	3.3%	AA+
Omnicom Group	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	545,687	18,740,784	$34.34	2.4%	18,740,784	3.2%	A-
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas	Various	496,249	31,512,876	$63.50	4.0%	14,180,794	2.4%	A+
Societe Generale	1221 Ave.of the Americas	Various	486,663	23,697,324	$48.69	3.0%	10,663,796	1.8%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,328	18,443,640	$43.88	2.3%	8,299,638	1.4%	A+
Advance Magazine Group	750 Third Avenue & 485 Lexington Avenue	2021	342,720	12,686,556	$37.02	1.6%	11,437,950	1.9%
Visiting Nurse Service of New York	1250 Broadway	2006 & 2018	290,741	8,503,200	$29.25	1.1%	4,676,760	0.8%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	253,316	8,404,320	$33.18	1.1%	8,404,320	1.4%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	234,207	11,272,272	$48.13	1.4%	11,272,272	1.9%	BBB
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2006, 2010, 2011, 2015 & 2016	233,580	7,679,652	$32.88	1.0%	7,679,652	1.3%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006, 2009, & 2021	231,888	7,230,468	$31.18	0.9%	7,230,468	1.2%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,089,852	$17.96	0.5%	4,089,852	0.7%
The Travelers Indemnity Company	485 Lexington Avenue	2016	214,978	10,748,904	$50.00	1.4%	5,374,452	0.9%	A+
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	188,625	8,504,328	$45.09	1.1%	8,504,328	1.4%	AAA
The Columbia House Company	1221 Ave.of the Americas	Various	175,312	8,180,916	$46.66	1.0%	3,681,412	0.6%	B2
The Mt. Sinai Hospital and NYU Hospital Centers	1 Park Avenue & 625 Madison Avenue	2013, 2015 & 2016	173,741	6,782,964	$39.04	0.9%	1,724,136	0.3%
The Segal Company	1 Park Avenue	2009	157,947	6,757,428	$42.78	0.9%	1,126,463	0.2%
J & W Seligman & Co., Incorporated	100 Park Avenue	2009	148,726	5,835,120	$39.23	0.7%	2,917,560	0.5%	AAA
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	147,997	7,091,676	$47.92	0.9%	3,191,254	0.5%
Ross Procurement, Inc.	1372 Broadway	2016	138,130	4,292,472	$31.08	0.5%	4,292,472	0.7%	BBB
Altria Corporate Services	100 Park Avenue	2007	136,118	6,545,388	$48.09	0.8%	3,272,694	0.6%	BBB+
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	4,611,696	$34.24	0.6%	4,611,696	0.8%	AAA
Tribune Newspaper	220 East 42nd Street	2010	134,208	4,385,964	$32.68	0.6%	4,385,964	0.7%	A-

Total			8,659,181	$375,882,300	$43.41	47.6%	$245,857,743	41.3%

Wholly Owned Portfolio + Allocated JV Properties			18,779,900	$789,832,472	$42.06		$594,877,067

(1)          64% of Portfolio’s Largest Tenants have investment grade credit ratings. 35% of SLG Share of Annualized Rent is derived from these Tenants.

TENANT DIVERSIFICATION

Based on Base Rental Revenue

Based on Square Feet Leased

Leasing Activity Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 3/31/06			892,254

Add: Acquired Vacancies	609 Fifth Avenue		1,841

Space which became available during the Quarter (A):
Office

	317 Madison Avenue	4	5,643	5,871	$34.20
	485 Lexington Avenue	2	27,530	27,530	$50.00
	1515 Broadway	1	6,732	6,732	$34.12
	220 East 42nd Street	2	3,387	3,387	$52.27
	461 Fifth Avenue	1	4,177	4,319	$55.00
	1250 Broadway	2	19,102	20,820	$28.02
	292 Madison Avenue	1	10,113	10,269	$52.77
	70 West 36th Street	1	1,671	1,835	$24.48
	470 Park Ave South	1	7,800	9,068	$20.50
	1140 Sixth Avenue	1	2,725	3,131	$67.63
	1372 Broadway	1	6,916	7,723	$46.37
	19 West 44th Street	5	5,987	5,987	$41.78
	711 Third Avenue	3	20,607	20,824	$41.80
	521 Fifth Avenue	2	14,760	14,760	$52.84
	625 Madison Avenue	3	26,465	28,290	$54.15
	420 Lexington Avenue	11	33,831	38,105	$43.19
	Total/Weighted Average	41	197,446	208,651	$44.22

Retail

	625 Madison Avenue	1	1,685	1,685	$68.67
	Total/Weighted Average	1	1,685	1,685	$68.67

Storage

	555 West 57th Street	1	851	851	$9.11
	Total/Weighted Average	1	851	851	$9.11

	Total Space became Available during the Quarter
	Office	41	197,446	208,651	$44.22
	Retail	1	1,685	1,685	$68.67
	Storage	1	851	851	$9.11
		43	199,982	211,187	$44.27

	Total Available Space		1,094,077

(1)       Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/06			1,094,077

Office

	317 Madison Avenue	6	4.1	9,784	11,436	$38.42	$27.93	$0.03	1.2
	485 Lexington Avenue	1	2.7	54,149	54,149	$42.00	$39.21	$—	2.0
	220 East 42nd Street	1	14.5	3,387	3,387	$45.96	$52.27	$51.87	1.0
	100 Park Avenue	1	10.5	34,129	36,223	$50.00	$—	$58.26	7.0
	1250 Broadway	2	10.7	17,142	18,173	$36.89	$35.97	$21.64	0.4
	292 Madison Avenue	1	5.0	10,113	10,536	$38.00	$51.43	$7.97	2.5
	1 Madison Avenue	1	5.0	12,230	12,064	$40.00	$—	$45.00	8.0
	70 West 36th Street	2	7.3	2,771	2,983	$29.63	$27.93	$23.27	1.3
	470 Park Ave South	2	10.5	15,800	18,359	$31.49	$21.93	$42.03	3.0
	673 First Avenue	1	15.7	20,680	22,694	$32.67	$—	$48.14	8.0
	110 East 42nd Street	1	5.1	3,927	3,927	$38.00	$28.35	$53.06	1.0
	19 West 44th Street	6	6.7	7,121	7,733	$37.25	$38.19	$9.00	1.3
	28 West 44th Street	2	5.1	4,002	4,002	$35.54	$—	$50.76	2.0
	625 Madison Avenue	3	13.5	69,173	76,000	$49.75	$45.73	$48.01	3.0
	420 Lexington Avenue	14	7.5	41,439	50,460	$39.05	$30.82	$21.02	1.3
	Total/Weighted Average	44	9.0	305,847	332,126	$42.07	$36.70	$31.41	3.2

Retail

	220 East 42nd Street	1	15.4	5,300	5,300	$85.00	$—	$18.43	5.0
	1372 Broadway	1	10.0	3,229	3,229	$40.00	$46.37	$—	—
	1221 Sixth Avenue	1	4.9	1,473	1,473	$32.00	$—	$—	1.0
	Total/Weighted Average	3	12.1	10,002	10,002	$62.67	$46.37	$9.77	2.8

Leased Space
	Office (3)	44	9.0	305,847	332,126	$41.99	$36.70	$31.41	3.2
	Retail	3	12.1	10,002	10,002	$62.67	$46.37	$9.77	2.8
	Total	47	9.1	315,849	342,128	$42.60	$36.85	$30.77	3.2

Total Available Space @ 6/30/06				778,228

Early Renewals
Office

	317 Madison Avenue	1	3.0	2,906	2,945	$38.00	$49.56	$—	—
	292 Madison Avenue	1	3.0	10,113	10,817	$40.00	$39.50	$5.00	—
	70 West 36th Street	2	6.1	13,553	17,106	$35.49	$29.96	$2.16	—
	19 West 44th Street	3	1.2	1,410	1,514	$36.35	$30.79	$—	—
	28 West 44th Street	1	5.0	6,327	7,928	$33.00	$27.06	$10.00	—
	1221 Sixth Avenue	1	6.3	46,300	46,300	$79.05	$70.24	$—	—
	420 Lexington Avenue	4	5.3	6,823	9,126	$43.45	$55.44	$5.11	—
	Total/Weighted Average	13	5.5	87,432	95,736	$57.71	$53.32	$2.26	—

Renewals
	Expired/Renewed	9	9.3	30,591	34,438	$38.48	$33.53	$9.30	—
	Early Renewals Office	13	5.5	87,432	95,736	$57.71	$53.32	$2.26	—
	Total	22	6.5	118,023	130,174	$52.62	$48.09	$4.13	—

(1)          Annual Base Rent

(2)          Escalated Rent is calculated as Total Annual Income less Electric Charges

(3)          Average starting office rent excluding new tenants replacing vacancies is $40.86/rsf for 200,175 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $46.31/rsf for 295,911 rentable SF.

ANNUAL LEASE EXPIRATIONS

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2006 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2006 Weighted Average Asking Rent $/psf

1st Quarter 2006 (1)	18	27,763	0.28%	$623,226	$22.45	$49.08	1	202	0.00%	$2,196	$10.87	$25.00
In 2nd Quarter 2006	16	55,509	0.56%	$2,834,748	$51.07	$70.22	2	13,174	0.16%	$138,228	$10.49	$31.60
In 3rd Quarter 2006	25	146,910	1.47%	$5,236,224	$35.64	$41.24	6	106,454	1.29%	$4,782,312	$44.92	$50.48
In 4th Quarter 2006	26	95,243	0.95%	$3,456,778	$36.29	$47.85	1	9,749	0.12%	$415,884	$42.66	$60.00

Total 2006	85	325,425	3.25%	$12,150,976	$37.34	$48.77	10	129,579	1.57%	$5,338,620	$41.20	$49.24

In 1st Quarter 2007	32	75,615	0.76%	$3,085,135	$40.80	$52.97	2	4,281	0.05%	$182,916	$42.73	$38.43
In 2nd Quarter 2007	36	138,431	1.38%	$5,538,648	$40.01	$45.76	4	166,292	2.01%	$11,459,592	$68.91	$68.74
In 3rd Quarter 2007	35	84,165	0.84%	$3,861,240	$45.88	$50.93	3	25,260	0.31%	$634,596	$25.12	$38.36
In 4th Quarter 2007	19	84,669	0.85%	$3,400,692	$40.16	$87.23	3	159,480	1.93%	$7,732,752	$48.49	$59.96

Total 2007	122	382,880	3.83%	$15,885,715	$41.49	$57.49	12	355,313	4.30%	$20,009,856	$56.32	$62.27

2008	133	792,970	7.93%	$31,048,575	$39.15	$46.81	19	561,787	6.79%	$23,846,316	$42.45	$61.63
2009	108	756,697	7.57%	$33,045,681	$43.67	$48.90	19	566,298	6.85%	$27,091,548	$47.84	$55.88
2010	150	1,650,076	16.50%	$66,224,035	$40.13	$45.32	20	1,311,897	15.86%	$62,736,288	$47.82	$61.20
2011	89	680,139	6.80%	$31,862,425	$46.85	$50.33	8	159,189	1.92%	$7,225,932	$45.39	$54.19
2012	55	790,778	7.91%	$24,065,340	$30.43	$40.51	11	244,150	2.95%	$9,154,620	$37.50	$47.83
2013	52	892,800	8.93%	$34,439,365	$38.57	$45.36	7	1,136,287	13.74%	$58,338,048	$51.34	$66.38
2014	31	384,108	3.84%	$13,832,288	$36.01	$43.59	11	170,671	2.06%	$13,623,504	$79.82	$100.32
2015	45	614,549	6.15%	$25,297,308	$41.16	$48.57	13	438,911	5.31%	$17,435,520	$39.72	$45.68
Thereafter	95	2,728,458	27.29%	$111,051,676	$40.70	$57.52	25	3,195,488	38.64%	$146,128,836	$45.73	$74.45
	965	9,998,880	100.00%	$398,903,384	$39.89	$49.72	155	8,269,570	100.00%	$390,929,088	$47.27	$66.01

(1)   Includes month to month holdover tenants that expired prior to 3/31/06.

(2)   Tenants may have multiple leases.

(3)   Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2006	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83	98	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	N/A	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	N/A	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79	96	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76	99	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central				$50,000,000
	286 Madison Avenue			112,000	99	100
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	96	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		100	$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central	834,000	97	94	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central	265,000	90	N/A	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	N/A	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Times Square South	255,000	97	N/A	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central	913,000	97	98	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	95	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	98	96	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	100	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	92	100	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	94	88	$60,900,000
Dec-03	1221 Ave of Americas -45% JV	Fee Interest	Rockefeller Center	2,550,000	99	97	$1,000,000,000
				4,410,000			$1,417,900,000

2004 Acquisitions
Mar-04	19 West 44th Street -35% JV	Fee Interest	Midtown	292,000	86	99	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100	98	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100	74	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68	99	$231,500,000
				2,555,000			$778,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87	96	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96	99	$803,000,000
Apr-05	1 Madison Ave	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		99	$91,200,000
Jul-05	1551/1555 Broadway & 21 West 34th Street - 50% JV	Fee Interest	Times Square / Penn Station	43,700	N/A	N/A	$102,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron District	21,500	90	100	$13,250,000
Nov-05	1604 Broadway - 45% JV	Leasehold Interest	Times Square	41,100	17	17	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron / Soho	62,006	100	100	$19,750,000
				1,971,306			$1,229,950,000
2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee interest	Herald Square / Penn Station	51,000	56	56	$30,000,000
Mar-06	521 Fifth Avenue	Leasehold Interest	Midtown	460,000	97	94	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	99	99	$182,000,000
				671,000			$422,000,000

(1)       Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2)       Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable sf	Sales Price ($’s)	Sales Price ($’s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green	Andrew Mathias
Chairman of the Board	Chief Investment Officer
Marc Holliday	Gerard Nocera
CEO and President	Chief Operating Officer
Gregory F. Hughes	Andrew S. Levine
Chief Financial Officer	General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards, Inc.	Dave Aubuchon	(314) 955-5452	aubuchondl@agedwards.com
Banc of America Securities, LLC	Ross Nussbaum	(212) 847-5668	ross.nussbaum@bofasecurities.com
Citigroup Smith Barney, Inc.	Jonathan Litt	(212) 816-0231	jonathan.litt@citigroup.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jnathan.habermann@gs.com
Green Street Advisors	Jim Sullivan	(949) 640-8780	jsullivan@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
Lehman Brothers Holdings, Inc.	David Harris	(212) 526-1790	dharris4@lehman.com
Merrill Lynch	Steve Sakwa	(212) 449-4396	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
Stifel Nicolaus	John Guinee	(410) 454-5520	jwguinee@lmus.leggmason.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.